EXHIBIT 24
POWER OF ATTORNEY
     The undersigned, a director of Oxford Industries, Inc. (the “Company”), does hereby constitute and appoint each of Thomas E. Campbell, Mary Margaret Heaton, Tiffany Easton and Suraj A. Palakshappa his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, to sign the Company’s Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Act”), for the fiscal year ended June 2, 2006 and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to sign such document on behalf of the undersigned and to make such filing, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. In addition, each such attorney-in-fact shall have full power and authority to execute on the undersigned’s behalf in his capacity as a director of the Company subject to the reporting requirements of the Act, all Forms required to be filed by the undersigned under the Act, including Forms 3, 4 and 5, in accordance with the Act and the rules and regulations promulgated thereunder. In addition, each such attorney-in-fact shall have full power and authority to do and perform any and all acts on his behalf which may be necessary or desirable to complete, execute and timely file any such Forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority.
OXFORD INDUSTRIES, INC.

	Cecil D. Conlee		Robert E. Shaw

	Cecil D. Conlee		Robert E. Shaw
Date:	August 3, 2006	Date:	August 8, 2006

	Thomas C. Gallagher		Clarence H. Smith

	Thomas C. Gallagher		Clarence H. Smith
Date:	August 3, 2006	Date:	August 3, 2006

	J. Reese Lanier, Sr.		Helen B. Weeks

	J. Reese Lanier, Sr.		Helen B. Weeks
Date:	August 3, 2006	Date:	August 3, 2006

	S. Anthony Margolis		E. Jenner Wood III

	S. Anthony Margolis		E. Jenner Wood III
Date:	August 3, 2006	Date:	August 3, 2006

James A. Rubright

James A. Rubright
Date:	August 3, 2006